UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2012

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1-8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 3.02.

Unregistered Sales of Equity Securities.

On March 14, 2012, the Registrant sold 13,927 shares of its voting Common Stock (“Shares”) in a private transaction to Daniel C. Cataldo for aggregate cash consideration of $55,568.73.

The Registrant claims an exemption from registration under the Securities Act of 1933, as amended (“Act”) in reliance upon Section 4(2) of the Act. The purchaser of the Shares immediately deposited the Shares in a voting trust (“Voting Trust”) and received voting trust receipts (“Receipts”) therefore. All of the shares of other outstanding voting Common Stock have also been deposited in the Voting Trust, and all of the 20 holders of such Common Stock and of the Shares are employees of the Registrant or its subsidiaries and are trustees under the Voting Trust. Under Article Seventh of the Registrant’s Articles of Incorporation, as amended, voting Common Stock (including the Shares) may not be transferred without first being offered for sale to the Registrant at book value, and upon a Shareholder’s death or cessation as an employee of the Registrant or any of its subsidiaries, the Common Stock must be offered for sale to the Registrant at book value. The Receipts may not be transferred without the consent of a majority of the Voting Trust’s trustees, and upon a Receipt holder’s death or cessation as an employee of the Registrant or any of its subsidiaries, the Shares represented by his or her Receipts may be purchased by the Registrant at book value.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective March 13, 2012, Robert J. Whelan resigned as Vice President, Treasurer and Chief Financial Officer of the Registrant.

On and effective March 13, 2012, Laurie G. Hylton has been elected by the Registrant’s Board of Directors as Chief Financial Officer of the Registrant. Ms. Hylton, age 45, has served as the Registrant’s Chief Accounting Officer since 1997, a position which she will continue to hold, and was Internal Auditor from 1994 to 1997. She is a Certified Public Accountant, a graduate of Dartmouth College and holds an MBA from the University of New Hampshire Whittemore School of Business. Before joining the Registrant, she was an auditor at Deloitte & Touche. In connection with Ms. Hylton’s promotion to Chief Financial Officer, the Registrant increased her base salary to $305,000 per year.

Effective March 13, 2012, Daniel C. Cataldo has been elected by the Registrant’s Board of Directors as Treasurer of the Registrant. Mr. Cataldo, age 51, has served as Director of Financial Planning and Analysis at the Registrant since 2000. He was formerly Head of Mutual Fund Operations, Internal Auditor and Chief Accountant in a career with the Registrant that began in 1984. He is a Certified Public Accountant, a graduate of the University of Rhode Island and holds an MBA from Boston University. The information in Item 3.02 regarding the sale of Shares to Mr. Cataldo is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

(Registrant)

Date:

March 15, 2012

/s/ Frederick S. Marius

Frederick S. Marius, Vice President & Chief Legal Officer